                                                                    EXHIBIT 11.1

            STATEMENT REGARDING THE COMPUTATION OF PER SHARE EARNINGS

                           COMMUNITY BANCSHARES, INC.
                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

The following tabulation presents the calculation of basic and fully diluted earnings per common share for the three and nine months ended September 30, 2003 and 2002.

                                                            FOR THE THREE MONTHS ENDED           FOR THE NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                        SEPTEMBER 30,
                                                        ----------------------------------    -------------------------------
                                                             2003                2002              2003              2002
                                                        ---------------     --------------    -------------     -------------
Loss from continuing operations .....................   $    (1,363,781)    $   (2,503,535)   $  (4,454,096)    $  (4,371,231)
                                                        ===============     ==============    =============     =============
Reported income from discontinued operations ........   $             -     $            -    $           -     $   5,927,331
                                                        ===============     ==============    =============     =============
Earnings (losses) on common shares ..................   $    (1,363,781)    $   (2,503,535)   $  (4,454,096)    $   1,556,100
                                                        ===============     ==============    =============     =============

Weighted average common shares outstanding - basic ..         4,669,789          4,649,782        4,652,012         4,638,801
                                                        ===============     ==============    =============     =============

Earnings (loss) per common share - basic
   Loss from continuing operations ..................   $         (0.29)    $        (0.54)   $       (0.96)    $       (0.94)
                                                        ===============     ==============    =============     =============
   Income from discontinued operations ..............   $             -     $            -    $           -     $        1.28
                                                        ===============     ==============    =============     =============
   Net income (loss) ................................   $         (0.29)    $        (0.54)   $       (0.96)    $        0.34
                                                        ===============     ==============    =============     =============

Weighted average common shares outstanding
  - diluted .........................................         4,669,789          4,649,782        4,652,012         4,638,801
                                                        ===============     ==============    =============     =============

Earnings (loss) per common share - diluted
   Loss from continuing operations ..................   $         (0.29)    $         (054)   $       (0.96)    $       (0.94)
                                                        ===============     ==============    =============     =============
   Income from discontinued operations ..............   $             -     $            -    $           -     $        1.28
                                                        ===============     ==============    =============     =============
   Net income (loss) ................................   $         (0.29)    $        (0.54)   $       (0.96)    $        0.34
                                                        ===============     ==============    =============     =============

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